                                                                  Exhibit No. 21


                                 EXHIBIT NO.21
                             (as of January 1997)

                                                     Jurisdiction of
Domestic Subsidiaries                                 Incorporation
---------------------                                ------------------

Armstrong Cork Finance Corporation                    Delaware
Armstrong Enterprises, Inc.                           Vermont
Armstrong Industrial Specialties, Inc.                Pennsylvania
Armstrong Industrial Specialties International, Inc.  Nevada
Armstrong Realty Group, Inc.                          Pennsylvania
Armstrong Ventures, Inc.                              Delaware
Armstrong World Industries Asia, Inc.                 Nevada
Armstrong World Industries (Delaware) Inc.            Delaware
Armstrong World Industries (India) Inc.               Nevada
Armstrong World Industries Latin America, Inc.        Nevada
A W I (NEVADA), INC.                                  Nevada
Charleswater Products, Inc.                           Delaware
Chemline Industries, Inc.                             Delaware
IWF, Inc.                                             Nevada
I.W. Insurance Company                                Vermont
The W.W. Henry Company                                California
The Worthington Armstrong Venture (50%-0wned unincorporated affiliate)

Foreign Subsidiaries
--------------------

Alphacoustic (UK) Ltd.                                England
Armstrong-ABC Co., Ltd.                               Japan
Armstrong Architectural Products S.L.                 Spain
Armstrong Building Products                           England
Armstrong Building Products B.V.                      Netherlands
Armstrong Building Products Company (Shanghai)Ltd.    China
Armstrong Building Products G.m.b.H.                  Germany
Armstrong Building Products S.A.                      France
Armstrong Europa G.m.b.H.                             Germany
Armstrong Europe Services                             England
Armstrong Floor Products Europe G.m.b.H.              Germany
Armstrong Floor Products Europe Ltd.                  England
Armstrong Floor Products Europe Sarl.                 France
Armstrong FSC, Ltd.                                   Bermuda
Armstrong Industrial Specialties G.m.b.H.             Germany
Armstrong Industrial Specialties International, SARL  France
Armstrong Industrial Specialties Ltd.                 England
Armstrong Insulation (Panyu) Co, Ltd.                 People's Republic of China
Armstrong Insulation Products                         England
Armstrong Insulation Products A.G.                    Switzerland
Armstrong Insulation Products Benelux, S.A.           Belgium
Armstrong Insulation Products G.m.b.H.                Germany

Armstrong Insulation Products S.A.                    Spain
Armstrong Insulation Products S.A.                    France
Armstrong Insulation Products Sp. zo.o.               Poland
Armstrong Insulation Rus.                             Russia
Armstrong (Japan) K.K.                                Japan
Armstrong Metal Ceilings Ltd.                         England
Armstrong-Nyles Pty. Ltd.                             Australia
Armstrong (Singapore) Pte. Ltd.                       Singapore
Armstrong Textile Products G.m.b.H.                   Germany
Armstrong (U.K.) Investments                          England
Armstrong World Industries - A.C.I. B.V.              Netherlands
Armstrong World Industries Canada Ltd.                Canada
Armstrong World Industries (China) Ltd.               People's Republic of China
Armstrong World Industries de Mexico, S.A. de C.V.    Mexico
Armstrong World Industries do Brasil Ltda.            Brazil
Armstrong World Industries, G.m.b.H.                  Germany
Armstrong World Industries (H.K.) Limited             Hong Kong
Armstrong World Industries Italia S.r.l.              Italy
Armstrong World Industries Korea, Ltd.                Korea
Armstrong World Industries Ltd.                       England
Armstrong World Industries Pty. Ltd.                  Australia
Armstrong World Industries (Thailand) Ltd.            Thailand
Inarco Limited (40%-owned affiliate)                  India
ISA Co., Ltd. (25%-owned affiliate)                   Japan
Liberty Commercial Services Ltd.                      Bermuda
Worthington Armstrong Metal Products Co. (Shanghai)
        Ltd. (owned by WAVE)                          People's Republic of China
Worthington Armstrong Venture Europe S.A.
        (owned by WAVE)                               France

                                     -46-